UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 27, 2022

Drone Guarder, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 000-55766	39-2079422
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 N BUFFALO DR STE 210, LAS VEGAS, NV, 89128, USA
(Address of principal executive offices) (Zip Code)

(213) 985-5812
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [X]

Securities registered pursuant to Section l 2(b) of the Act:

Title of each class Trading	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001	DRNG	OTCMKTS

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 30, 2021, Mr. James Kennar resigned his position with the Company due to personal reasons. Mr. Kennar was previously appointed President, Chairman of the Board and Chief Executive Officer of the Company effective October 21, 2021. Mr. Kennar's departure was not the result of any dispute or disagreement with the Company or the Company's Board of Directors on any matter relating to the operations, policies or practices of the Company. The Company has commenced a search for a new President and CEO.

Item 8.01 Other Events

On January 27, 2022, Drone Guarder, Inc. reiterated its renunciation of certain Convertible Promissory Notes sold to certain Noteholders by the previous management of the Corporation.

The renunciation was necessary because the terms of those Convertible Promissory Notes would compel the Corporation to assist the Noteholders in violating the 1934 Securities Act or turn the Corporation into a participant in such violation. The Board of Directors of the Corporation believes that the Promissory Note(s) are void ab initio and are therefore voided effective from the date of the renunciation because it would have made the Corporation a participant in a Securities Act violation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description/Exhibit
10.1	Resolution by the Board of Directors of Drone Guarder, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone Guarder, Inc.

Dated:	January 27, 2022 By:	/s/ Frank I Igwealor
Frank I Igwealor
Interim Chairman